Exhibit 99.1
For immediate release
Endeavour Announces Closing of Convertible Notes Offering and Full Exercise of Over-Allotment Option
Houston, July 22, 2011 — Endeavour International Corporation (NYSE: END) (LSE: ENDV) today announced the closing of its previously-announced private placement of $135 million aggregate principal amount of 5.5% convertible senior notes due 2016 (the “2016 Notes”), which includes the full exercise by the initial purchasers of their option to purchase an additional $15 million principal amount of the 2016 Notes. Endeavour intends to use substantially all of the net proceeds of this offering to fund its pending acquisition of acreage and related midstream assets in the Marcellus shale play. The remainder will be used for general corporate purposes.
This press release is neither an offer to sell nor the solicitation of an offer to buy the 2016 Notes or any other securities. The 2016 Notes were offered to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933 (the “Securities Act”). The 2016 Notes have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements. This announcement is being issued pursuant to Rule 135c under the Securities Act and shall not constitute an offer to sell or the solicitation of an offer to buy any securities.
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements that express a belief, expectation, or intention, as well as those that are not statements of historical fact, and may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. Our forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. We caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties, which may not be exhaustive, relate to, among other matters, the following: discovery, estimation, development and replacement of oil and gas reserves; decreases in proved reserves due to technical or economic factors; drilling of wells and other planned exploitation activities; timing and amount of future production of oil and gas; the volatility of oil and gas prices; availability and terms of capital; operating costs such as lease operating expenses, administrative costs and other expenses; our future operating or financial results; amount, nature and timing of capital expenditures, including future development costs; cash flow and anticipated liquidity; availability of drilling and production equipment; uncertainties related to drilling and production operations in a new region; cost and access to natural gas gathering, treatment and pipeline facilities; business strategy and the availability of acquisition opportunities; and factors not

Exhibit 99.1
known to us at this time. Any of these factors, or any combination of these factors, could materially affect our future financial condition or results of operations and the ultimate accuracy of a forward-looking statement. The forward-looking statements are not guarantees of our future performance, and our actual results and future developments may differ materially from those projected in the forward-looking statements. In addition, any or all of our forward-looking statements included in this release may turn out to be incorrect. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties, including those included in our Annual Report on Form 10-K for the year ended December 31, 2010. There can be no assurance that we will complete the Marcellus acquisition.
Endeavour International Corporation is an international oil and gas exploration and production company focused on the acquisition, exploration and development of energy reserves in the North Sea and United States. For more information, visit http://www.endeavourcorp.com.
For further information:

Endeavour — Investor Relations

Mike Kirksey	713-307-8700
Darcey Matthews	713-807-8711